Exhibit T3A.28

Bolagsverket
Swedish Companies Registration Office

# e-Certificate of registration
LIMITED COMPANY

| Registration number | |
|---|---|
| 559022-7236 | |
| Date of registration of the company | Date of registration of current name |
| 2015-08-12 | 2015-12-15 |
| Document created on | Page |
| 2021-10-14 12:52 | 1 (2) |

| | |
|---|---|
| Registration number: | 559022-7236 |
| Business name: | Magni Aviation One Sweden AB |
| Address: | c/o Oscar Miörner<br>Gambrinusgatan 6<br>112 31 STOCKHOLM |
| Registered office: | Lomma |
| Note: | |

The company is registered as a private limited company.

**THE COMPANY WAS FORMED**
2015-08-12

**SHARE CAPITAL**

Share capital...: SEK 50,000
Min.............: SEK 50,000
Max.............: SEK 200,000

Number of shares: 500
Min.............: 500
Max.............: 2,000

**BOARD MEMBERS**
790622-4055 Miörner, Nils Carl Oscar, c/o Egstam, Garvargatan 15, 112 21 STOCKHOLM

**DEPUTY BOARD MEMBERS**
860824-1496 Andersson, Mattias Fabian Olof S, Sköntorpsvägen 1 Lgh 1302, 120 38 ÅRSTA

**AUDITORS**
556043-4465 KPMG AB, Box 382, 101 27 STOCKHOLM
Represented by: 720418-5594

**PRINCIPALLY RESPONSIBLE AUDITOR**
720418-5594 Dahllöf, Carl Emil Peter, Box 382, 101 27 STOCKHOLM

**SIGNATORY POWER**
The board of directors is entitled to sign.

**ARTICLES OF ASSOCIATION**

Bolagsverket
Swedish Companies Registration Office

# e-Certificate of registration

**LIMITED COMPANY**

| Registration number | |
|---|---|
| 559022-7236 | |
| Date of registration of the company | Date of registration of current name |
| 2015-08-12 | 2015-12-15 |
| Document created on | Page |
| 2021-10-14 12:52 | 2 (2) |

Date of the latest change: 2019-12-20

**FINANCIAL YEAR**

Registered financial year: 0701 - 0630
Latest annual report submitted covers financial period 20190701-20200630

**DATE OF REGISTRATION OF CURRENT AND PREVIOUS BUSINESS NAMES**

2015-12-15 Magni Aviation One Sweden AB
2015-09-28 Miorner Ekonomikonsult AB
2015-08-12 Startplattan 164916 Aktiebolag

The above information is an extract from the Trade and Industry Register Bolagsverket, the Swedish Companies Registration Office.

Bolagsverket
851 81 Sundsvall
0771-670 670
bolagsverket@bolagsverket.se
www.bolagsverket.se

BOLAGSVERKET
SWEDISH COMPANIES REGISTRATION OFFICE